UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 15, 2022
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FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)
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Montana		001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street
Billings,	MT		59116-0918
(Address of principal executive offices)			(zip code)

(406)	255-5311
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A common stock, no par value	FIBK	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. .

Pursuant to the First Interstate BancSystem, Inc., a Montana corporation (the “Company”), Amended and Restated 2015 Equity and Incentive Plan (the “Plan”), the Company adopted new forms of time- and performance-based vesting Restricted Stock Grant Agreements (together, the “Award Agreements”) to be used as templates for awards of restricted Class A common stock that may be granted to eligible participants under the Plan from time to time, unless otherwise determined by the Compensation and Human Capital Committee of the Board of Directors of the Company (the “Committee”). The Award Agreements were updated from the historical agreements to (i) eliminate automatic vesting of time-based vesting restricted stock awards in the event of a participant’s termination of service by the Company without Cause (as defined in the Plan) or by the participant for Good Reason (as defined in the Plan) unless the termination event occurs after, and during the 24-month period following, a Change in Control (as defined in the Plan), and (ii) include provisions restricting the solicitation of employees and customers and suppliers of the Company by a participant for a period of 12 months following the participant’s termination of service.
On March 15, 2022, the Committee granted under the Award Agreements both time- and performance-based vesting restricted stock awards to each of Kevin Riley, Chief Executive Officer, Marcy Mutch, Chief Financial Officer, Jodi Delahunt Hubbell, Chief Operating Officer, and Russell Lee, Chief Banking Officer. Mr. Riley, Ms. Mutch, Ms. Delahunt Hubbell and Mr. Lee received (i) time-based vesting restricted stock awards covering 19,116 shares, 4,614 shares, 3,843 shares and 1,355 shares of restricted Class A common stock, respectively, with such shares vesting, if at all, over three years in three substantially equal annual installments, and (ii) performance-based vesting restricted stock awards covering 28,675 shares, 6,922 shares, 5,765 shares and 2,033 shares of restricted Class A common stock, respectively, with such shares vesting, if at all, based on the Company’s total shareholder return (“TSR”) and adjusted return on average equity (“Adjusted ROAE”) performance relative to a group of comparative banks over a three year period ending December 31, 2024.
With respect to the performance-based vesting awards, TSR is to be calculated using a closing price average of the 20 trading days immediately prior to the performance period and last 20 trading days of the performance period, and Adjusted ROAE is calculated as adjusted net income of the Company (which is pretax net income, minus non-recurring revenue items, plus non-recurring expense items, with non-recurring items being defined by S&P Global (or its successor)) divided by average equity. Adjusted ROAE is to be calculated as an average of the respective measures for each of the three calendar years of the performance period for the Company and all of the comparative banks referenced, regardless of each entity’s fiscal year end. Relative performance results for TSR and Adjusted ROAE will be calculated separately, with total shares vested and issued, if any, based on the sum of the results for the two metrics weighted equally. The amount, if any, of shares vested and issued will be determined by reference to the Company’s percentile rank against the comparative banks, with payouts of between 50% and 200% of the stated performance-based vesting award for percentile ranks equal to and between 35% and 90% against the comparative group of banks.
The foregoing summary of the Award Agreements and terms of the awards are qualified in their entirety by reference to the form of Award Agreements filed as exhibits 99.1 and 99.2 to this current report. Investors and other interested parties are encouraged to read the Award Agreements in their entirety because they contain important information not included in the above discussion.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit Number	Description

	99.1	Form of Time Restricted Stock Grant Agreement

	99.2	Form of Performance Restricted Stock Grant Agreement

	104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 21, 2022

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ KEVIN P. RILEY
Kevin P. Riley
President and Chief Executive Officer